Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 4 to Registration Statement No. 333-177933 of our report dated May 14, 2012, relating to the combined and consolidated financial statements of PBF Energy Company LLC and subsidiaries (combined and consolidated with PBF Investments LLC and affiliates) appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey

November 6, 2012